Exhibit 2.381

FOURTEENTH AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

COLLECTABLE SPORTS ASSETS, LLC

THIS FOURTEENTH AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF COLLECTABLE SPORTS ASSETS, LLC (the “Company”), dated effective as of September 17, 2021 (this “Amendment”), is made and entered into by the Members of the Company who have executed this Amendment.

RECITALS

WHEREAS, the Company is governed by that certain Amended and Restated Operating Agreement, dated as of July 7, 2020 (the “the Original Operating Agreement”), as amended by that certain First Amendment to Limited Liability Company Agreement dated as of August 31, 2020 (the “First Amendment”), as further amended by that certain Second Amendment to Limited Liability Company Agreement dated as of September 14, 2020 (the “Second Amendment”), as further amended by that certain Third Amendment to Limited Liability Company Agreement dated as of September 28, 2020 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Limited Liability Company Agreement dated as of October 12, 2020 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Limited Liability Company Agreement dated as of November 4, 2020 (the “Fifth Amendment”), as further amended by that certain Sixth Amendment to Limited Liability Company Agreement dated as of December 11, 2020 (the “Sixth Amendment”), as further amended by that certain Seventh Amendment to Limited Liability Company Agreement dated as of December 28, 2020 (the “Seventh Amendment”), as further amended by that certain Eighth Amendment to Limited Liability Company Agreement dated as of January 26, 2021 (the “Eighth Amendment”), as further amended by that certain Ninth Amendment to Limited Liability Company Agreement dated as of March 10, 2021 (the “Ninth Amendment”), as further amended by that certain Tenth Amendment to Limited Liability Company Agreement dated as of April 15, 2021 (the “Tenth Amendment”), as further amended by that certain Eleventh Amendment to Limited Liability Company Agreement dated as of May 7, 2021 (the “Eleventh Amendment”), as further amended by that certain Twelfth Amendment to Limited Liability Company Agreement dated as of June 28, 2021 (the “Twelfth Amendment”) as further amended by that certain Thirteenth Amendment to Limited Liability Company Agreement dated as of September 16, 2021 (the “Thirteenth Amendment”) and, together with the Original Operating Agreement, the “Existing Operating Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Existing Operating Agreement.

WHEREAS, the Company wishes to amend the Existing Operating Agreement to add two additional Series to be issued by the Company and to amend the terms of six existing Series that may be issued by the Company.

WHEREAS, pursuant to section 12.1 of the Existing Operating Agreement, the Managing Member, without the consent of any Economic Member, may amend any of the terms of the Existing Operating Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Operating Agreement is hereby amended as follows:

1.        The Table of Contents to the Existing Operating Agreement is amended to add the add the following immediately below the references to the Exhibits on that begins on page 4 of the Table of Contents to the Existing Operating Agreement:

“Exhibit 365	- Series Designation	SERIES #Ruth1918LouisvilleSluggerSignedLetter
Exhibit 366	- Series Designation	SERIES #BobbyOrrBruinsJersey”

Fourteenth Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 1 of 7

2.       Section 15.11(a) of the Existing Operating Agreement is amended to delete the “and” that appears at the end of current subsection (363); to replace the “.”” that appears at the end of current subsection (364) with a “;”, and to add the following immediately below subsection (364) thereof:

“(365)	- Series Designation	#Ruth1918LouisvilleSluggerSignedLetter; and
(366)	- Series Designation	#BobbyOrrBruinsJersey.”

3.        Section 15.11(b) of the Existing Operating Agreement is amended to change the reference from “Exhibits 1-364” to “Exhibits 1-366”.

4.        Signature blocks for each of: SERIES # Ruth1918LouisvilleSluggerSignedLetter; and SERIES # BobbyOrrBruinsJersey shall be added to the signature page(s) of the Existing Operating Agreement.

5.        Schedules I through II to this Amendment shall be added, respectively, as Exhibits 365 and 356 to the Existing Operating Agreement

6.        Exhibit 164 to the Existing Operating Agreement shall be amended by deleting the date “3/10/21” where it appears and replacing it with “9/7/2021” . Exhibit 203 to the Existing Operating Agreement shall be amended by deleting the date “4/12/21” where it appears and replacing it with “8/22/2021”. Exhibit 240 to the Existing Operating Agreement shall be amended by deleting the date “May 7, 2021” where it appears and replacing it with “9/8/2021”. Exhibit 244 to the Existing Operating Agreement shall be amended by deleting the date “May 10, 2021” where it appears and replacing it with “8/22/2021”. Exhibit 314 to the Existing Operating Agreement shall be amended by deleting the date “June 17, 2021” where it appears and replacing it with “9/7/2021”.

7.       No Other Modification. Except as specifically modified herein, all terms and conditions of the Existing Operating Agreement remain unmodified and in full force and effect.

8.       Headings. The section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

9.       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signatures on Next Page]

Fourteenth Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 2 of 7

SIGNATURE PAGES

TO

AMENDMENT NO. 14 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF COLLECTABLE

SPORTS ASSETS, LLC

IN WITNESS WHEREOF, this Fourteenth Amendment to the Operating Agreement of COLLECTABLE SPORTS ASSETS, LLC is executed effective as of the date first written above.

MANAGING MEMBER OF COLLECTABLE SPORTS ASSETS, LLC

CS Asset Manager, LLC, a Delaware limited liability company

By:	/s/ Ezra Levine
Name:	Ezra Levine
Title:	CEO

[Signatures Continue on Following Pages]

Fourteenth Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 3 of 7

SIGNATURE PAGES

TO

AMENDMENT NO. 14 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF COLLECTABLE

SPORTS ASSETS, LLC

MANAGING MEMBER OF THE FOLLOWING SERIES OF COLLECTABLE SPORTS ASSETS, llc:

#LEBRONULTIMATE

#TATISBOWMANBLACKLABEL

#GIANNISGOLDIMMACULATE

#TIGERSIFORKIDS

#ANDRETHEGIANT

#MARINOMANNINGFAVREJERSEYS

#GALESAYERSJERSEY

#DICKBUTKUSJERSEY

#2000PLAYOFFCONTENDERSWAX

#TEDWILLIAMS1939PLAYBALL

#TATUMFLAWLESS10

#LEBRONEMBLEMSOFENDORSEMENT

#COBBMINTE98

#UNITAS1965JERSEY

#CHAMBERLAINHSUNIFORM

#TROUTGLOVE

#MOOKIEBETTSGLOVE

#LEBRONBLACKREFRACTOR

#GIANNISRPA

#BRADYROOKIE

#1986WAX

#GRETZKYOPEECHEE1979

#ZIONRPABGS9

#BANKS1954PSA9

#KOUFAX1955PSA8.5

#MANTLE1952TOPPSPSA8

#JORDANROOKIEJERSEY

#TIGERPUTTER

#MAHOMESEMERALDRPABGS9

#EMMITTSMITHMVPBASKET

#EMMITTSMITH10KJERSEY

#RUTHGEHRIGBALL

#LEBRONROOKIE

#KAWHIBASKET

#JORDANPSA10

#MAHOMESROOKIE

#JACKIEROBINSONAUTOBAT

#ALIWBCBELT

#MANTLE1952BOWMANPSA8

#DURANTCHROMEREFRACTORPSA10

#GIANNISIMMACULATE

#18-19BASKETBALLGROWTHBASKET

#DoncicBluePSA10

#Mays1960PSA9

#Clemente1955PSA8

#BradyPlayoffContendersBasket

#ClementeWhite&GrayBasket

#FrankRobinson1957PSA9Basket

#DWadeUltimate

#JeterFoilRCBasketBGS9.5

#1964KoufaxJersey

#Clemente68Jersey

#HallOfFameBaseball

#Aaron1954PSA8.5

#BettsGoldRefractorBASKET

#AcunaGold9.5

#1969ToppsBasketballSet

#GleyberTorresOrange

#CobbVintageT206Photo

#Mays1951Photo

#RodgersPlayoffContendersGreen

#TraeYoungFlawlessBGS9

#Mays1959PSA9Basket

#YastrzemskiRC9Basket

#Koufax55PSA9

#Mays1952PSA8

#Mantle1960PSA9

#MontanaRCPSA10

#TigerSPAuthenticBGS9.5

#Mantle1956PSA8Basket

# MagicBirdDrJPSA8Basket

#RickeyHendersonRCPSA10

#MikanRCPhoto

#Mantle52ToppsPhoto

#NamathRCPhoto

#Mantle52ToppsPSA7

#CrosbyTheCupBasket

#OvechkinTheCupBGS8.5

#JordanExquisiteBGS8

#CurryRPABGS9.5

#JordanSignedProfessionalBat

#DiMaggio1933Bat

#Ruth1916SportingNewsPSA7

#Andre&HulkWrestlingBasket

#FrankRobinson500HRBat

#MagicBirdLogoMan

#MessiRookieBasket

#ChamberlainPhilaJersey59-60

#LeBronMeloWadeTrioRC

#Mantle54BowmanBasket

#BettsBlueRefractorBasket Ruth33GoudeySGC8

#MayweatherRCPSA10

#TysonRCBGS9Basket

Fourteenth Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 4 of 7

SIGNATURE PAGES

TO

AMENDMENT NO. 14 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF COLLECTABLE

SPORTS ASSETS, LLC

#Elway1984RookieCardPSA10Basket

#Marino1984RookieCardBGS10Basket

#KobeReebokIversonRetros

#Mays1951Bowman7

#OzzieSmithRCBGS9.5

#PaulMolitor1978ToppsPSA10

#Mantle1968PSA9Basket

#GaryCarter1975PSA10Basket

#Mantle1966ToppsPSA9Basket

#Mantle1957ToppsPSA8.5

#WadeChromeRefractorBGS10

#DeversSuperfractor

#JoshAllenGoldBGS9.5

#Maris58ToppsPSA9

#Mantle56PSA9

#MessiMegacracks

#71PSA9

#JackieRobinson53Topps8

#Mays1956GrayPSA9

#Mantle1965Topps9

#Mantle1967Topps9

#Mantle1964Topps9

#Ruth1933GoudeyRedAutographed

#Mantle1960Topps9

#Mantle1969Topps9

#SeagerOrangeRefractorBasket

#MahomesNT8.5

#LukaRookieJersey

#MahomesImmaculate1of1

#JordanLeBronSignoftheTimes

#LeBronMeloDualLogoman

#JokicRefractor1of1

#KillebrewJersey

#KawhiNT9.5

#LukaWhiteSparkle

#WadeExquisite8.5

#JordanLeBronMagicTripleSigs

#KobeAtomicRefractor

#LeBronSPXBGS9.5

#SandersPaytonPassingtheTorch

#1955ToppsBaseballSet

#LouGehrigRCPhoto

#DonovanMitchellNT9.5

#AliRookieCardBVG8

#KoufaxPSA8

#BreesFinestBasket

#KevinDurantExquisiteBGS9

#ShaqRCPSA10Basket

#TroutBowmanBasket

#SatchelPaige48LeafSGC30

#ShoelessJoeJackson1915PSA8

#1982ToppsBaseballTrayPackCase

#1909E95SGCSet

#NegroLeagueLegendaryCutsBasket

#AcunaBowman10Basket

#LukaFlawless9.5

#03ExquisiteBox

#Jordan85StarBGS8.5

#NTBBallWaxBundle

#BradyChampionshipTicket

#TroutBowmanPristine

#LBJExquisite

#Kobe96RefractorBGS9.5

#03ToppsChromeWax

#BradyBowman10

#KDToppsChrome10

#LBJKobeToppsBasket

#SotoOrangeRefractorBGS9.5

#TroutFinestSuperfractor

#MagicBirdDrJPSA9

#Jordan86FleerBGS9.5Basket

#OvechkinSPAuthBasket9.5

#Mantle1963PSA9

#Gretzky1979Topps9

#MessiMegacracksBGS9.5Basket

#HonusWagner1910PSA5

#Mantle1953Bowman8Basket

#Mantle1953Topps8

#Mays1957LadderBasket

#AaronDecadeBasket

#BillRussellExquisiteBGS9

#TraeYoungFlawlessGreenBGS9

#Brady2000SPXSpectrumBGS9.5

#MPJChampionshipTicket

#ErlingHaalandPSA10Basket

#JORDANFLEER86SGC10

#TIGERTOURNAMENTSHIRTBASKET

#DUNCANPARKERGINOBILITRIPLELOGOMAN

#YAODUNCANDIRKTRIPLELOGOMAN

#MAHOMESCONTENDERSCRACKEDICE8

#JORDANLEBRONSPXDUALFORCES

#GARNETTLEBRONDUALLOGOMAN

#LEBRONMCGRADYLOGOMAN

#KOBELEBRONJORDANMAGICQUADAUTO

#CRISTIANORONALDORC1OF1

#SERENA03NETPROPSA10BASKET

#JUSTINHERBERTHIDDENTREASURERPA

#AMAREGARNETTMCGRADYTRIPLELOGOMAN

#LEBRONCREDENTIALS

#LEBRONBLACKDIAMOND

#MAHOMESBRONZEBASKET

Fourteenth Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 5 of 7

SIGNATURE PAGES

TO

AMENDMENT NO. 14 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF COLLECTABLE

SPORTS ASSETS, LLC

#CURRYCHROMEREFRACTORPSA10

#KOBE96FINESTREFRACTORSBGS9.5

#TIGERSP1010

#LEBRONBOWMANREFRACTOR10

#KOBEBRYANTESSENTIALCREDENTIALSBGS9.5

#LEBRONNUMBERPIECEBGS8.5

#MIKAN48BOWMANPSA7

#ZIONPRIZMSBLUEBGS10

#MICHAELPORTERJRBASKET

#KAWHIFLAWLESSRAINBOW

#THEROCKBUMBLEBEEPSA10

#JIMMIEFOXX1938BAT

#MANTLE57AUTOBAT

#CLEMENTE65-68BAT

#SADAHARUOHBAT

#TEDWILLIAMSTRIPLECROWNBAT

#BABERUTHBOWSOUTPHOTO

#LUKATIGER9.5

#GIANNISGOLDPRIZMPSA9

#JORDANMAGICLEBRONTRIPLEAUTOJERSEY

#UNITASPSA8

#MAHOMESNT1OF1

#DIRKNOWITZKIBASKET

#LEBRONEXESSENTIALCREDENTIALSBGS9.5

#TREVORLAWRENCELEAFBASKET

#GARNETTSTOUDEMIREDUALLOGOMAN

#JORDANMAGICDUALJERSEYAUTOSBGS9

#RUTH1914BALTIMORENEWSSGC3

#MAHOMESSBTICKET

#MAHOMESGOLDPRIZM

#1916THORPE

#48LEAFRUTHSGC8

#48LEAFPAIGE3.5

#ORANGEDOMINGUEZ

#MAHOMESGOLDNT

#JORDANEXQUISITE8.5FLASHBACK

#PURPLEMOOKIE

#LEBRONEXQUISITEBASKET

#KAREEMPOINTSRECORDBALL

#JACKIEROBINSON1952TOPPSPSA8.5

#WILLIEMAYS1968JERSEY

#WILTCHAMBERLAINLAKERSROADJERSEY

#CURRYREFRACTOR9.5

#JORDANLASTDANCESNEAKERS

#SCOTTIEPIPPENLASTDANCESNEAKERS

#PEYTONMANNINGMVPHELMET

#CHICAGOBULLSDYNASTYHARDWOOD

#PAULPIERCE05ASGSNEAKERS

#PAULPIERCE09ASGJERSEY

#LINSANITYKNICKSJERSEY

#YAOMINGFINALGAMESNEAKERS

#HAKEEMOLAJUWON96-97ROADJERSEY

#CHARLESBARKLEYSUNSJERSEY

#TRAEYOUNGFIRSTCAREERSTARTJERSEY

#ALEXRODRIGUEZ09WSUNIFORM

#MICHAELJORDANFINALGAMESHORTS

#JORDANFINALGAMEWARMUPSHIRT

#KEVINDURANTHSJERSEY

#IMKEVINDURANTWARRIORSJERSEY

#LONZOBALLUCLAJERSEY

#EMBIIDFIRST50POINTGAMEJERSEY

#PAULPIERCE2010ASGJERSEY

#PAULPIERCE2012ASGJERSEY

#TIMDUNCANPMGGREEN

#CHRISBOSHGAMEWORNRAPTORSSNEAKERS

#TIMDUNCANSPURSJERSEY

#STEPHCURRYSNEAKERS

#LEBRONJAMES2010WARMUPSHIRT

#DIRKNOWITZKIJERSEY

#GARNETTSTPATRICKSDAYCELTICSJERSEY

#DAVEBINGSIGNED50GREATESTNBAPLAYERSLITHOGRAPH

#KOBEFINALSEASONSNEAKERS

#KYRIEIRVINGNETSDEBUTSNEAKERS

#KOBEBRYANTFINALASGBALL

#KOBEBRYANT2001WARMUPJACKET

#KOBEBRYANTROOKIESNEAKERS

#KobeBryantRoyalBlueJordanSneakers

#KARLMALONE1992JAZZJERSEY

#MBAPPEORANGECHROME9.5

#MAHOMESCAMOPSA10

#LEBRONMELOBOSH2008TRIPLELOGOMAN

#LAMELOBALLYOUNGESTTRIPLEDOUBLENBAHISTORYJERSEY

#LEBRON07-08CAVSJERSEY

#IVERSONMVPJERSEY

#LEBRON2019LAKERSCHAMPIONSHIPYEARSNEAKERS

#KOBEBRYANTFIRSTWHITE#24JERSEY

#EDDIEPLANKT206PSA4

#GIANNIS48POINTGAMESNEAKERS

#JACKIELEAF3.5

#OSCARROBERTSONCINCINNATIROYALSJERSEY

MIKETROUT2017JERSEY

#SHAQROOKIEWARMUPJACKET

#LEBRONLAKERSCAVSEMPLOYEEGAME

#REGGIEMILLER1STASGJERSEY

#KEVINGARNETTFINALCAREERJERSEY

#GIANNISMVPSEASONPLAYOFFJERSEY

#KOBEBRYANTFINALMSGGAME

#LARRYBIRD3POINTCONTESTSHIRT

Fourteenth Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 6 of 7

SIGNATURE PAGES

TO

AMENDMENT NO. 14 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF COLLECTABLE

SPORTS ASSETS, LLC

#YAOMINGJERSEY

#KOBEBRYANT81POINTGAMESHIRT

#LEBRONROOKIESHOES

#KOBEBRYANT50POINTSTREAK

#JETERYANKEEPINSTRIPESJERSEY2006

#1952MAYSBERKROSSPSA9

#1952MANTLEBERKROSSPSA8

#1954BOWMANMAYSPSA9

#MAYS1969TOPPSPSA10

#BANKS68&69TOPPSPSA10BASKET

#NOLANRYAN1968MILTONBRADLEYPSA9

#LEBRON2017ECFCAVSJERSEY

#TRAEYOUNGSNEAKERS43PTGAME

#KOBEFINALGAMEVSTORONTOSNEAKERS

#KOBEFINALSEASONSNEAKERSVSDENVER

#KOBEBLACKHISTORYMONTHFINALSEASONSHOES

#LEBRONMIAMIECF2013JERSEY

#JAMESHARDENNIPSEYHUSTLESNEAKERS

#ANTHONYDAVISLAKERSKOBEBRYANTPATCHJERSEY

#DONOVANMITCHELLSNEAKERS16GAMES2018-19

#GIANNISFIRSTMVPSEASONSHOES

#TRAEYOUNGSUMMERLEAGUEJERSEY

#JORDAN98PLAYOFFBULLSSIGNEDJERSEY

#DEVINBOOKERBELEGENDARYSNEAKERS

#LUKADONCIC2021PLAYOFFSSNEAKERS

#1959TOPPSBASEBALLSET

#WARRENSPAHN1948LEAFPSA9

#ROYCAMPANELLA1949BOWMANPSA9

#OTTOGRAHAM1950BOWMANPSA9

#ALKALINE1954TOPPSPSA9

#HARMONKILLEBREW1955TOPPSPSA9

#SANDYKOUFAX1956TOPPSGRAYBACKPSA9

#TROUT09BOWMANREDREFRACTORBGS9.5

#VLADJR16BOWMANREDREFRACTORBGS9.5

#AARONJUDGESUPERFRACTORBGS9.5

#CYYOUNG1910E98REDPSA10

#JACKIEROBINSON1950BOWMANPSA9

#BABERUTH1917COLLINSMCCARTHYSGC2

#SATCHELPAIGE1949BOWMANSGC8

#LAMARJACKSONNTMIDNIGHTRPAPSA10

#LEBRONJAMESBLOCKSERIES1TOPSHOT

#Ruth1918LouisvilleSluggerSignedLetter

#BobbyOrrBruinsJersey

each a SERIES OF COLLECTABLE SPORTS ASSETS, LLC

By: CS Asset Manager, LLC, a Delaware limited liability company

By:	/s/ Ezra Levine
Name:	Ezra Levine
Title:	CEO

Fourteenth Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 7 of 7

Schedule I to Fourteenth Amendment to Collectable Sports Assets, LLC Amended and Restated Limited Liability Company Agreement

Exhibit 365

Series Designation of #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER,
a series of Collectable Sports Assets, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Collectable Sports Assets, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	#RUTH1918LOUISVILLESLUGGERSIGNEDLETTER, a series of Collectable Sports Assets, LLC, a Delaware limited liability company
Date of establishment	September 17, 2021
Managing Member	CS Asset Manager, LLC, a Delaware limited liability company, is appointed as the Managing Member of #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER with effect from the effective date hereof and shall continue to act as the Managing Member of #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER until dissolution of #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X.
Initial Member	CS Asset Manager, LLC, a Delaware limited liability company
Series Asset	The Series Assets of #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER shall comprise the asset as further described in Schedule 1 attached hereto, which will be acquired by #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER through that certain Consignment Agreement dated as of 9/13/2021, as it may be amended from time to time, and any assets and liabilities associated with such asset and such other assets and liabilities acquired by #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER from time to time, as determined by the Managing Member in its sole discretion.
Asset Manager	CS Asset Manager, LLC, a Delaware limited liability company.
Management Fee	As stated in Section 7.1 of the Agreement.
Issuance	Subject to Section 6.3(a)(i), the maximum number of #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER Interests the Company can issue may not exceed the purchase price, in the aggregate, of $1,200,000.

Schedules to Fourteenth Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 1 of 6

Number of #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 0.5% and may purchase additional #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER Interests (including in excess of 10%), in its sole discretion, through the Offering.
Broker	Dalmore Group, LLC, a New York limited liability company.
Brokerage Fee	Up to 1.00% of the gross proceeds of the Interests from #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER sold at the Initial Offering of the #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER Interests (excluding the #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER Interests acquired by any Person other than Investor Members).
Other rights	Holders of #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER Interests.
Officers	There shall initially be no specific officers associated with #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER, although, the Managing Member may appoint Officers of #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER from time to time, in its sole discretion.
Aggregate Ownership Limit	As stated in Section 1.1.
Minimum Interests	One (1) Interest per Member.

Schedule 1

Investment Overview

•	Upon completion of the SERIES #Ruth1918LouisvilleSluggerSignedLetter Offering, SERIES #Ruth1918LouisvilleSluggerSignedLetter will purchase a Babe Ruth 1918 Signed Letter to Louisville Slugger Bat Company (The “Underlying Asset” with respect to SERIES #Ruth1918LouisvilleSluggerSignedLetter, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

•	Known by many names including “The Bambino” and “The Sultan of Swat”, George Herman “Babe” Ruth is considered by many to be the greatest baseball player of all time.

•	He played 22 seasons in Major League Baseball, known mostly for his 14 years with the New York Yankees where he won 7 World Series Titles.

•	He established numerous batting records including 714 career Home Runs, 2,214 career RBIs, 2,062 career walks and career slugging and OPS of .690 and 1.164 respectively. He was inducted to the Baseball Hall of Fame in 1936 as one of the “first five” inaugural members.

•	Ruth was named to the MLB All-Century team by fans in 1999 and was ranked the #1 player all time by the Sporting News in 1998 and in a 1969 poll commemorating the 100th anniversary of professional baseball.

•	Babe Ruth’s cultural significance and relevance cannot be overstated, he has been described as “a unique figure in the social history of the United States…larger than life.” His impact reaches as far as our vocabulary, with the word “Ruthian” having come to mean “colossal, dramatics, prodigious, magnificent; with great power”.

Schedules to Fourteenth Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 2 of 6

Asset Description

Overview and authentication:

•	This offering is a significant July 9, 1918 Babe Ruth handwritten, signed letter to the Louisville Slugger bat company with the original envelope.

•	Considered “without question one of the finest Babe Ruth autograph related items extant.”

•	The letter, dated July 9th, 1918, reads “Dear Sir, Your check received and I thank you very much. Yours very truly.” Ruth then proceeded to sign the letter, “Geo H. Ruth” six times in bold black fountain pen.

•	The letter was sent to Frank Bradsby in response to Ruth’s request for $100.00 to be paid to him in exchange for allowing his name to be used on Louisville Slugger baseball bats.

•	Letter includes the original envelope which was postmarked July 26, 1918 from the Hotel Metropole in Chicago and is hand addressed by Ruth.

•	Deemed an “extraordinary piece with impeccable provenance from the H&B archives” by John Hillerich IV, the President and CEO of Hillerich & Bradsby Co.

•	Authenticated by PSA/DNA and JSA.

Notable Features:

Signed six times by Babe Ruth and containing the original envelope from 1918.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #Ruth1918LouisvilleSluggerSignedLetter going forward.

Schedules to Fourteenth Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 3 of 6

Schedule II to Fourteenth Amendment to Collectable Sports Assets, LLC Amended and Restated Limited Liability Company Agreement

Exhibit 366

Series Designation of #BOBBYORRBRUINSJERSEY,
a series of Collectable Sports Assets, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Collectable Sports Assets, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	#BOBBYORRBRUINSJERSEY, a series of Collectable Sports Assets, LLC, a Delaware limited liability company
Date of establishment	September 17, 2021
Managing Member	CS Asset Manager, LLC, a Delaware limited liability company, is appointed as the Managing Member of #BOBBYORRBRUINSJERSEY with effect from the effective date hereof and shall continue to act as the Managing Member of #BOBBYORRBRUINSJERSEY until dissolution of #BOBBYORRBRUINSJERSEY pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X.
Initial Member	CS Asset Manager, LLC, a Delaware limited liability company
Series Asset	The Series Assets of #BOBBYORRBRUINSJERSEY shall comprise the asset as further described in Schedule 1 attached hereto, which will be acquired by #BOBBYORRBRUINSJERSEY through that certain Consignment Agreement dated as of 9/16/2021, as it may be amended from time to time, and any assets and liabilities associated with such asset and such other assets and liabilities acquired by #BOBBYORRBRUINSJERSEY from time to time, as determined by the Managing Member in its sole discretion.
Asset Manager	CS Asset Manager, LLC, a Delaware limited liability company.
Management Fee	As stated in Section 7.1 of the Agreement.
Issuance	Subject to Section 6.3(a)(i), the maximum number of #BOBBYORRBRUINSJERSEY Interests the Company can issue may not exceed the purchase price, in the aggregate, of $550,000.
Number of #BOBBYORRBRUINSJERSEY Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 0.5% and may purchase additional #BOBBYORRBRUINSJERSEY Interests (including in excess of 10%), in its sole discretion, through the Offering.
Broker	Dalmore Group, LLC, a New York limited liability company.
Brokerage Fee	Up to 1.00% of the gross proceeds of the Interests from #BOBBYORRBRUINSJERSEY sold at the Initial Offering of the #BOBBYORRBRUINSJERSEY Interests (excluding the #BOBBYORRBRUINSJERSEY Interests acquired by any Person other than Investor Members).

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Other rights	Holders of #BOBBYORRBRUINSJERSEY Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of #BOBBYORRBRUINSJERSEY Interests.
Officers	There shall initially be no specific officers associated with #BOBBYORRBRUINSJERSEY, although, the Managing Member may appoint Officers of #BOBBYORRBRUINSJERSEY from time to time, in its sole discretion.
Aggregate Ownership Limit	As stated in Section 1.1.
Minimum Interests	One (1) Interest per Member.

Schedule 1

Investment Overview

•	Upon completion of the SERIES #BobbyOrrBruinsJersey Offering, SERIES #BobbyOrrBruinsJersey will purchase a Bobby Orr Boston Bruins Game Worn Jersey, circa 1971 (The “Underlying Asset” with respect to SERIES #BobbyOrrBruinsJersey, as applicable), the specifications of which are set forth below.

Athlete(s) Overview:

•	Bobby Orr is considered one of the greatest hockey players of all time.

•	Orr used his ice skating speed, scoring, and play-making abilities to revolutionize the game and his position as defenseman.

•	He played in the National Hockey League (NHL) for 12 seasons, starting with 10 with the Boston Bruins followed by two with the Chicago Black Hawks.

•	Orr remains the only defenseman to have won the league scoring title with two Art Ross Trophies. He holds the record for most points and assists in a single season by a defenceman.

•	Orr won a record eight consecutive Norris Trophies as the NHL's best defenceman and three consecutive Hart Trophies as the league's most valuable player (MVP).

•	Orr was inducted into the Hockey Hall of Fame in 1979 at age 31, the youngest to be inducted at that time.

•	Orr was named by the National Hockey League as one of the "100 Greatest NHL Players" in history.

Asset Description

Overview and authentication:

•	This offering is an iconic black and yellow game used Boston Bruins jersey by NHL legend, Bobby Orr.

•	The jersey was photomatched to 2 images believed to be taken in 1971. The first image was taken from slightly above and shows Orr leaning forward holding a hockey stick. The second image shows Orr holding a pen with a man in a suit in the background.

•	Photomatched and authenticated by Resolution Photomatching.

•	Conclusive photomatches were made based on marks and stains on the front of the jersey and on the custom stitched number on right sleeve of the jersey, fraying threads and stitching imperfections on the collar, shoulders, and custom stitched number on the right sleeve of the jersey, and creasing and puckering on the custom stitched logo on the front of the jersey.

•	According to Sports Collectors Daily, “[Orr] inspired several generations of defensemen, changed the way the game was played, showed an amazing and unique set of skills to NHL fans– and also provided a lot of value for hockey collectors. Next to Wayne Gretzy, Bobby Orr [collectibles] are the most popular in the sport.”

•	Game used memorabilia has skyrocketed in popularity as of late, most recently with a Jackie Robinson 1950 Dodgers jersey selling for over $4 million dollars.

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Notable Features:

The offering is Orr’s iconic #4 Boston Bruins black and yellow game used jersey.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the SERIES #BobbyOrrBruinsJersey going forward.

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